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                                                                    EXHIBIT 99.1


(IASIS HEALTHCARE(R) LOGO)


INVESTOR CONTACT:                                    NEWS MEDIA CONTACT:
W. Carl Whitmer                                      Eve Hutcherson
Chief Financial Officer                              Director, Public Relations
(615) 844-2747                                       (615) 467-1221



                 IASIS HEALTHCARE TO BROADCAST ITS FIRST QUARTER
                      CONFERENCE CALL LIVE ON THE INTERNET

FRANKLIN, TENN. (FEBRUARY 1, 2002) - IASIS Healthcare(R) Corporation today announced that it will provide an online Web simulcast of its first quarter conference call on Friday, February 8, 2002. The Company will release its results for the first quarter ended December 31, 2001, before the opening of the market on February 8, 2002.

The live broadcast of IASIS Healthcare Corporation's conference call will begin at 11:00 a.m. Eastern Time on February 8, 2002. The link to this event can be found at the Company's website: www.iasishealthcare.com. In addition, an online replay will be available two hours after the call ends and will be available for 30 days. The online replay can also be found on the Company's website.

IASIS Healthcare(R) Corporation, located in Franklin, Tennessee, is a leading owner and operator of acute care hospitals and develops and operates networks of medium-sized hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services to meet the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. Currently, IASIS Healthcare owns or leases 14 hospitals with a total of 2,092 beds in service. These hospitals are located in four regions: Salt Lake City, UT; Phoenix, AZ; Tampa-St. Petersburg, FL; and three cities in the state of Texas, including San Antonio. IASIS Healthcare also operates five ambulatory surgery centers and a Medicaid health plan that currently serves over 53,800 members in Arizona. For more information on IASIS Healthcare(R) Corporation, please visit the Company's website at www.iasishealthcare.com.


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